EXHIBIT 4

REGISTRATION RIGHTS AGREEMENT

among

EXTENDED STAY AMERICA, INC.,

ESH HOSPITALITY, INC.,

and

THE OTHER PARTIES LISTED HEREIN

Dated: November 18, 2013

TABLE OF CONTENTS

Page

1.	Definitions and Interpretation.		1
	(a)	Certain Definitions	1
	(b)	Interpretation	7

2.	General; Securities Subject to this Agreement.		8
	(a)	Grant of Rights	8
	(b)	Registrable Securities	8
	(c)	Holders of Registrable Securities	9

3.	Demand Registration.		9
	(a)	Request for Demand Registration	9
	(b)	Request for Short-Form Registration	9
	(c)	Limitations on Demand and Short-Form Registrations.	10
	(d)	Incidental or “Piggy-Back” Rights with Respect to Demand and Short-Form Registrations	12
	(e)	Effective Registration	13
	(f)	Underwriting Procedures	13
	(g)	Selection of Underwriters	14

4.	Incidental or “Piggy-Back” Registration.		14
	(a)	Request for Incidental or “Piggy-Back” Registration	14
	(b)	IPO Sales	15

5.	Shelf Registration.		16
	(a)	Request for Shelf Registration	16
	(b)	Shelf Underwriting Procedures	17
	(c)	Limitations on Shelf Registrations.	18
	(d)	Additional Selling Stockholders	19
	(e)	Automatic Shelf Registration	19
	(f)	Shelf Reload	20
	(g)	Not a Demand Registration	20

6.	Holdback Agreements.		20
	(a)	Holder Holdback Agreements	20
	(b)	Company Holdback Agreements.	21
	(c)	Additional Holdback Agreements	22
	(d)	Third Party Beneficiaries in Holdback Agreements	22

7.	Registration Procedures.		22
	(a)	Obligations of the Company	22
	(b)	Seller Obligations	27
	(c)	Notice to Discontinue	28
	(d)	Registration Expenses.	28
	(e)	Hedging Transactions.	29

8.	Indemnification; Contribution.		30
	(a)	Indemnification by the Company	30
	(b)	Indemnification by Holders	31
	(c)	Conduct of Indemnification Proceedings	31
	(d)	Contribution	32

9.	Exchange Act Reporting and Rule 144		33

10.	Miscellaneous.		33
	(a)	Conversions, Mergers, Recapitalizations, Exchanges, etc	33
	(b)	No Inconsistent Agreements	33
	(c)	Remedies	34
	(d)	Amendments and Waivers	34
	(e)	Notices	34
	(f)	Successors and Assigns; Third Party Beneficiaries	36
	(g)	Governing Law; Consent To Jurisdiction	36
	(h)	Waiver of Jury Trial	37
	(i)	Severability	37
	(j)	Entire Agreement	37
	(k)	Further Assurances	37
	(l)	Other Agreements	37
	(m)	Counterparts	38
	(n)	Termination	38

Schedule A		Plan of Distribution

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of November 18, 2013 (this “Agreement”), is entered into by and among Extended Stay America, Inc., a Delaware corporation (“Extended Stay”), ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”), the Centerbridge Parties, the Paulson Parties, the Blackstone Parties (together with the Centerbridge Parties and the Paulson Parties, the “Investors”) and such other Persons as shall hereafter become parties hereto pursuant to this Agreement.  All initially capitalized terms shall have the respective meanings ascribed to them in Section 1(a) below or elsewhere in this Agreement as specified in that Section.

RECITALS

WHEREAS, the ESH Companies are currently contemplating an underwritten public offering (the “Initial Public Offering”) of Paired Share Units (defined below);

WHEREAS, the Investors or their Affiliates are parties to certain Registration Rights Agreements of the ESH Companies (the “Pre-IPO Registration Rights Agreements”), which set forth certain rights of the Investors or their Affiliates to have the ESH Companies register the sale of their equity interests in the ESH Companies in underwritten or other public offerings; and

WHEREAS, the Pre-IPO Registration Rights Agreements are to be terminated in connection with the Initial Public Offering, and the Parties wish to provide the Investors with revised registration rights in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions and Interpretation.

(a)           Certain Definitions.  As used in this Agreement, the following initially capitalized terms shall have the respective meanings ascribed to them below.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, including all Schedules and Exhibits hereto, each as amended, modified, supplemented or restated from time to time.

“Approved Underwriter” has the meaning set forth in Section 3(f).

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Blackstone Holders” means, collectively, the Blackstone Parties and all Persons to whom any of the Blackstone Parties has Transferred any Registrable Securities and which Persons have received rights hereunder in accordance with Section 10(f).

“Blackstone Parties” means, collectively, the entities listed on the signature pages hereto under the heading “Blackstone Parties.”

“Board” means the board of directors (or board of managers or similar governing body) of the Company, as constituted from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Business Reason” has the meaning set forth in Section 3(c).

“Centerbridge Holders” means, collectively, the Centerbridge Parties and all Persons to whom any of the Centerbridge Parties has Transferred any Registrable Securities and which Persons have received rights hereunder in accordance with Section 10(f).

“Centerbridge Parties” means, collectively, the entities listed on the signature pages hereto under the heading “Centerbridge Parties.”

“Class B Common Stock” means the shares of Class B common stock of ESH REIT, and any securities into which such shares of Class B common stock shall have been reclassified, reconstituted, exchanged or substituted (including with respect to any stock split or stock dividend or a successor security).

“Class B Common Stock Equivalents” means all options, warrants and other securities convertible into or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Class B Common Stock.

“Common Stock” means the shares of common stock of Extended Stay, and any securities into which such shares of common stock shall have been reclassified, reconstituted, exchanged or substituted (including with respect to any stock split or stock dividend or a successor security).

“Common Stock Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Common Stock.

“Company” means Extended Stay and/or ESH REIT, as the case may be.

“Company Underwriter” has the meaning set forth in Section 4(a).

~~“~~Contemporaneous Company Offering~~” has the meaning set forth in Section 5(b).~~

“Demand Initiating Holders” has the meaning set forth in Section 3(a).

“Demand Registration” has the meaning set forth in Section 3(a).

“Determination Date” has the meaning set forth in Section 5(e).

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System of the SEC.

 “ESH REIT” has the meaning set forth in the preamble, and includes its successors by merger, acquisition, reorganization, conversion or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Extended Stay” has the meaning set forth in the preamble, and includes its successors by merger, acquisition, reorganization, conversion or otherwise.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Class Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction.  For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i)      transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(ii)     transactions pursuant to which a Holder sells short Registrable Class Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(iii)     transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(iv)     a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

“Holdback Agreements” has the meaning set forth in Section 6(a).

“Holdback Period” has the meaning set forth in Section 6(a).

“Holder” means (a) each of the Centerbridge Holders, the Blackstone Holders and the Paulson Holders, and (b) each other holder of Registrable Securities who is a party to this Agreement.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

“Holders’ Counsel” has the meaning set forth in Section 7(d)(ii).

“Incidental Registration” has the meaning set forth in Section 4(a).

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Initial Demand Registration Date” means the date following the IPO Effectiveness Date on which the Holders are no longer subject to any underwriter’s lock-up or similar contractual restriction on the sale of Registrable Securities in connection with the Company’s Initial Public Offering.

“Initial Public Offering” has the meaning set forth in the preamble.

“Initiating Holder” has the meaning set forth in Section 3(b).

“Inspectors” has the meaning set forth in Section 7(a)(ii).

“Investors” has the meaning set forth in the preamble to this Agreement.

“IPO Effectiveness Date” means the date on which the Company consummates its Initial Public Offering.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act.

“Liability” has the meaning set forth in Section 8(a).

“MNPI Reason” has the meaning set forth in Section 3(c)(i).

“MNPI Reason Suspension Period” has the meaning set forth in Section 3(c)(i).

“Notice” has the meaning set forth in Section 11(e).

“Paired Share Units” means the shares of Common Stock together with the shares of Class B Common Stock, which are attached and trade as a single unit, and any securities into which such paired share units shall have been reclassified, reconstituted, exchanged or substituted (including with respect to any unit split or unit dividend or a successor security).

“Paired Share Unit Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Paired Share Units.

“Paulson Holders” means, collectively, the Paulson Parties and all Persons to whom any of the Paulson Parties has Transferred any Registrable Securities and which Persons have received rights hereunder in accordance with Section 10(f).

“Paulson Parties” means, collectively, the entities listed on the signature pages hereto under the heading “Paulson Parties.”

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity, and shall include any successor (by merger or otherwise) of such entity.

“Pre-IPO Registration Rights Agreement” has the meaning set forth in the preamble to the Agreement.

“Prospectus” means any “prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Records” has the meaning set forth in Section 7(a)(x).

“Registrable Class Securities” means the Registrable Securities and any other securities of the Company that are of the same class as the relevant Registrable Securities.

“Registrable Securities” means each of the following: (a) any shares of Common Stock, any shares of Class B Common Stock, or any Paired Share Units owned by the Holders (including any shares of Common Stock, any shares of Class B Common Stock or any Paired Share Units owned by any of the Holders as a result of, or issuable upon, the conversion, exchange or exercise of Common Stock Equivalents, Class B Common Stock Equivalents or Paired Share Unit Equivalents, as the case may be), (b) any other shares of Common Stock, any other shares of Class B Common Stock or any other Paired Share Units acquired or owned by any of the Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Holders after the IPO Effectiveness Date if such Holder is an Affiliate of the Company and (c) any shares of Common Stock, any shares of Class B Common Stock or any Paired Share Units issued or issuable to any of the Holders with respect to the Registrable Securities by way of stock or unit dividend or stock or unit split or in connection with a combination of shares or units, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock, any shares of Class B Common Stock, and any Paired Share Units, as the case may be, issuable upon conversion, exercise or exchange thereof; provided that any such Registrable Securities shall cease to be Registrable Securities upon the occurrence of any of the events set forth in Section 2(b).

“Registration Expenses” has the meaning set forth in Section 7(d).

“Registration Statement” means a registration statement filed pursuant to the Securities Act, including an Automatic Shelf Registration Statement.

“Requested Shelf Registered Securities” has the meaning set forth in Section 5(b).

“Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 under the Securities Act for a secondary offering in reliance on General Instruction I.B.1 to those Forms.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Shelf Initiating Holders” has the meaning set forth in Section 5(a).

“Shelf Registered Securities” means, with respect to a Shelf Registration, any Registrable Securities whose sale is registered pursuant to the Registration Statement filed in connection with such Shelf Registration.

“Shelf Registration” has the meaning set forth in Section 5(a).

“Shelf Requesting Holder” has the meaning set forth in Section 5(b).

“Short-Form Initiating Holders” has the meaning set forth in Section 3(b).

“Short-Form Registration” has the meaning set forth in Section 3(b).

“Transfer” means, with respect to any security, the offer for sale, sale, pledge, transfer or other disposition or encumbrance (or any transaction or device that is designed to or could be expected to result in the transfer or the disposition by any Person at any time in the future) of such security, and shall include the entering into of any swap, hedge or other derivatives transaction or other transaction that transfers to another in whole or in part any rights, economic benefits or risks of ownership, including by way of settlement by delivery of such security or other securities in cash or otherwise.

“Transferred”, “Transferring”, “Transferor” and “Transferee” shall each have a correlative meaning to the term “Transfer.”

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities, including a Hedging Transaction in which a Hedging Counterparty participates.

“Underwritten Shelf Takedown” has the meaning set forth in Section 5(b).

“Valid Business Reason” has the meaning set forth in Section 3(c).

“Valid Business Reason Suspension Period” has the meaning set forth in Section 3(c)(ii).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

(b)           Interpretation.  Unless otherwise noted:

(i)           Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, and all references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended, modified or supplemented from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.

(ii)          All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)         All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, modified, supplemented or restated from time to time.

(iv)         The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and all references herein to subsections, Articles, Sections, Exhibits, Schedules and Annexes shall be references to subsections, Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement, unless the context shall otherwise require.

(v)          The words “including”, “include” and other words of similar import shall be interpreted to mean by way of example and not limitation, and shall be deemed to be followed by the phrase “without limitation”.

(vi)         The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(vii)        Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(viii)       The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(ix)          The parties hereto acknowledge and agree that (A) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (B) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (C) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

(x)           A capitalized term has the meaning assigned to it.

2.           General; Securities Subject to this Agreement.

(a)           Grant of Rights.  The Company hereby grants registration rights to the Holders upon the terms and conditions set forth in this Agreement.

(b)           Registrable Securities.  For the purposes of this Agreement, Registrable Securities will irrevocably cease to be Registrable Securities when (i)  a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold in a private transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee of such securities, (iii) the date on which such Registrable Securities have been disposed of pursuant to Rule 144 or (iv) the date on which such Registrable Securities cease to be outstanding.

(c)           Holders of Registrable Securities.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities, or holds an option to purchase, or a security convertible into, or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.  Registrable Securities issuable upon exercise of an option or upon conversion, exercise or exchange of another security shall be deemed outstanding for the purposes of this Agreement.

3.           Demand Registration.

(a)           Request for Demand Registration.  Subject to Section 6(a), at any time from and after the Initial Demand Registration Date, each of the Centerbridge Parties, the Paulson Parties and the Blackstone Parties shall have the right to make a written request to the Company (each requesting Holder, a “Demand Initiating Holder”) to register, and the Company shall register in accordance with the terms of this Agreement, the sale of the number of Registrable Securities stated in such request under the Securities Act on Form S-1 or any similar long-form registration (a “Demand Registration”); provided, however, that the Company shall not be obligated to effect: (i) more than two Demand Registrations in the case of each of the Centerbridge Holders, the Paulson Holders and the Blackstone Holders, (ii) a Demand Registration if the aggregate offering price of the Registrable Securities to be sold in such offering (including piggyback shares and before deduction of any underwriting discounts or commissions) is not reasonably expected to be at least $200 million, or (iii) during the pendency of an MNPI Reason Suspension Period or a Valid Business Reason Suspension Period.  For purposes of the preceding sentence, two or more Registration Statements filed in response to one request for a Demand Registration shall be counted as one Demand Registration.  Each request for a Demand Registration by the Demand Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.  In addition, the Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or other previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 3(d).  In addition, the Company shall not be obligated to effect any Demand Registration (or any registration effected pursuant to Section 3(b) or Section 5(a)) during the period starting with the date that is 60 days prior to the Company’s board of directors’ good faith estimate of the date of filing of, and ending on the date that is 90 days after the effective date of, a Company-initiated registration statement, provided that the Company is actively employing in good faith reasonable best efforts to cause such registration to become effective and the Company has complied with the requirements of Section 4.

(b)           Request for Short-Form Registration.  Subject to Section 6(a), so long as the Company is a Seasoned Issuer, each of the Centerbridge Parties, the Paulson Parties and the Blackstone Parties will have the right (collectively, the “Short-Form Initiating Holders” and, together with the Demand Initiating Holders, the “Initiating Holders”) to make a written request to the Company to register, and the Company shall register in accordance with the terms of this Agreement, the sale of the number of Registrable Securities stated in such request under the Securities Act on Form S-3 or any similar short-form registration (other than a Shelf Registration) (a “Short-Form Registration”); provided, however, that the Company shall not be obligated to effect such demand for a Short-Form Registration (i) if the aggregate offering price of the Registrable Securities to be sold in such offering (including piggyback shares and before deduction of any underwriting discounts or commissions) is not reasonably expected to be at least $100 million or (ii) within 90 days after the effective date of a previous Short-Form Registration or other previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 3(d); provided further, however, that the Company shall be obligated to effect such demand for a Short-Form Registration if one of the Short-Form Initiating Holders proposes to sell all of its remaining Registrable Securities pursuant to such demand.  Each request for a Short-Form Registration by the Short-Form Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.  The Short-Form Initiating Holders shall be entitled to an unlimited number of Short-Form Registrations and such registrations shall not be counted as a Demand Registration for the purposes of this Agreement.

(c)           Limitations on Demand and Short-Form Registrations.

(i)           If the Board, in its good faith judgment, after consultation with outside counsel, determines that any registration of Registrable Securities should not be made or continued because it would require disclosure of material non-public information, the disclosure of which would reasonably be expected to materially and adversely affect the Company and would not otherwise be required to be disclosed under law (an “MNPI Reason”), (x) the Company may postpone filing a Registration Statement relating to a Demand Registration or Short-Form Registration until five Business Days after such MNPI Reason no longer exists, but in no event for more than 90 days after the date on which the Board determines that an MNPI Reason exists, and (y) in case a Registration Statement has been filed relating to a Demand Registration or Short-Form Registration, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement, in each case until five Business Days after such MNPI Reason no longer exists, but in no event for more than 90 days after the date on which the Board determines that a MNPI Reason exists (such period of postponement or withdrawal, an “MNPI Reason Suspension Period”).  The Company shall promptly give written notice to all Holders participating in such registration of Registrable Securities of its determination to postpone, withdraw or postpone amending or supplementing a Registration Statement and of the fact that the MNPI Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.  Notwithstanding anything to the contrary contained in this Section 3(c)(i), the Company shall not be entitled to postpone, withdraw or postpone amending or supplementing a filing under this Section 3(c)(i) period due to an MNPI Reason more than two times in any 12-month period and in no event shall the aggregate duration of all MNPI Reason Suspension Periods within a 12-month period exceed 180 days.  If the Company gives notice of its determination to postpone, withdraw or postpone amending or supplementing a Registration Statement pursuant to this Section 3(c)(i), the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, in the case of a Demand Registration, the period referred to in Section 3(e)) by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3(c)(i) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by and meeting the requirements of Section 7(a)(x) below.  If the Company shall give any notice of withdrawal or postponement of a Registration Statement, the Company shall, not later than five Business Days after the MNPI Reason that caused such withdrawal or postponement no longer exists (but in no event later than 90 days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed Registration Statement in accordance with this Section 3 (unless the Initiating Holders shall have withdrawn such request pursuant to the last sentence of this Section 3(c)(i)).  In the event of any such MNPI Reason Suspension Period, the Initiating Holders that requested the Demand Registration or Short-Form Registration that is suspended by the operation of this Section 3(c)(i) shall be entitled to withdraw such request and, if such withdrawal is with respect to a Demand Registration, such Demand Registration shall not count as one of the Demand Registrations permitted hereunder.

(ii)           If the Board, in its good faith judgment, after consultation with outside counsel, determines that any registration of Registrable Securities should not be made or continued because it would materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, corporate reorganization, merger or segment reclassification or discontinuance of operations or other material transaction or matter involving the Company or any of its subsidiaries or any negotiations, discussions or pending proposals with respect thereto involving the Company or any of its subsidiaries (a “Valid Business Reason”), (x) the Company may postpone filing a Registration Statement relating to a Demand Registration or Short-Form Registration until five Business Days after such Valid Business Reason no longer exists, but in no event for more than 60 days after the date on which the Board determines that a Valid Business Reason exists, and (y) in case a Registration Statement has been filed relating to a Demand Registration or Short-Form Registration, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement, in each case until five Business Days after such Valid Business Reason no longer exists, but in no event for more than 60 days after the date on which the Board determines that a Valid Business Reason exists (such period of postponement or withdrawal, a “Valid Business Reason Suspension Period”).  The Company shall promptly give written notice to all Holders participating in such registration of Registrable Securities of its determination to postpone, withdraw or postpone amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.  Notwithstanding anything to the contrary contained in this Section 3(c)(ii), the Company shall not be entitled to postpone, withdraw or postpone amending or supplementing a filing under this Section 3(c)(ii) due to a Valid Business Reason more than one time in any 12-month period.  If the Company gives notice of its determination to postpone, withdraw or postpone amending or supplementing a Registration Statement pursuant to this Section 3(c)(ii), the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, in the case of a Demand Registration, the period referred to in Section 3(e)) by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3(c)(ii) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by and meeting the requirements of Section 7(a)(x) below.  If the Company shall give any notice of withdrawal or postponement of a Registration Statement, the Company shall, not later than five Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 60 days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed Registration Statement in accordance with this Section 3 (unless the Initiating Holders shall have withdrawn such request pursuant to the last sentence of this Section 3(c)(ii)).  In the event of any such Valid Business Reason Suspension Period, the Initiating Holders that requested the Demand Registration or Short-Form Registration that is suspended by the operation of this Section 3(c)(ii) shall be entitled to withdraw such request and, if such withdrawal is with respect to a Demand Registration, such Demand Registration shall not count as one of the Demand Registrations permitted hereunder.

(iii)           Notwithstanding the foregoing or anything else contained herein, in no event shall the aggregate duration of all MNPI Reason Suspension Periods and Valid Business Reason Suspension Periods pursuant to Section 3(c) and/or Section 5(c) within a 12-month period exceed 180 days.

(d)           Incidental or “Piggy-Back” Rights with Respect to Demand and Short-Form Registrations.  Each of the Holders (other than the Initiating Holders who have requested the relevant Demand Registration or Short-Form Registration under Sections 3(a) and 3(b), respectively) may participate in, and offer such Holder’s Registrable Securities under, any such Demand Registration or Short-Form Registration pursuant to this Section 3(d).  The Company shall (i) as promptly as practicable but in no event later than five days after the receipt of a request for a Demand Registration or Short-Form Registration from any Initiating Holders, give written notice thereof to all such Holders (other than such Initiating Holders), which notice shall specify the number of Registrable Securities subject to the request for a Demand Registration or Short-Form Registration, whether such request is for a Demand Registration or a Short-Form Registration, the names and notice information of the Initiating Holders and the intended method of disposition of such Registrable Securities and (ii) subject to Section 3(f), include in the Registration Statement filed pursuant to such Demand Registration or Short-Form Registration all of the Registrable Securities requested by such Holders for inclusion in such Registration Statement from whom the Company has received a written request for inclusion therein within 10 days after the receipt by such Holders of such written notice referred to in clause (i) above.  Each such request by such Holders shall specify the number of Registrable Securities proposed to be registered and such Holder shall send a copy of such request to the Initiating Holders.  The failure of any Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 3(d) with respect to such Demand Registration or Short-Form Registration.  Any Holder may waive its rights under this Section 3(d) prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders.  If a Holder sends the Company a written request for inclusion of part or all of such Holder’s Registrable Securities in a registration, such Holder shall be entitled to withdraw such request by giving written notice to the Company of its intention to withdraw from such registration; provided, however, that such request for withdrawal must be made in writing prior to the execution of the underwriting agreement with respect to such registration.

(e)           Effective Registration.  A registration shall not constitute a Demand Registration until the Registration Statement covering the applicable Registrable Securities shall have become effective and remains continuously effective for the lesser of: (A) the period during which all Registrable Securities registered in the Demand Registration are sold and (B) 180 days (and, if the method of disposition is a firm commitment underwritten public offering, until all such Registrable Securities have been sold pursuant thereto); provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency, court or other Person for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

(f)           Underwriting Procedures.  If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause the offering made pursuant to such Demand Registration or Short-Form Registration to be in the form of a firm commitment underwritten public offering, and the managing underwriter or underwriters for such offering shall be an investment banking firm or firms of national reputation selected to act as the managing underwriter or underwriters of the offering in accordance with Section 3(g) (each, an “Approved Underwriter”).  In connection with any Demand Registration or Short-Form Registration under this Section 3 (including any request pursuant to Section 3(d)) involving an underwritten public offering, none of the Registrable Securities held by any Holder making a request for inclusion of such Registrable Securities shall be included in such underwritten public offering unless such Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders.  If the Approved Underwriter, in its good faith judgment, advises the Company in writing that the aggregate amount of such Registrable Securities requested to be included in such offering exceeds the number of securities which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold and shall reduce the amount of Registrable Securities to be included in such registration and shall include first, the Registrable Securities requested to be included in such underwritten offering by the Holders (including the Initiating Holders), as a group, pro rata, based on the number of Registrable Securities beneficially owned by each such Holders and, second, the equity securities offered by the Company for its own account; provided, however, that, in the event that, due to a cutback in accordance with this clause (f), a Demand Initiating Holder is unable to sell all of the Registrable Securities initially proposed to be sold by such Demand Initiating Holder pursuant to a Demand Registration, such Demand Initiating Holder shall be entitled to request to withdraw its demand or reduce the number of Registrable Securities subject to such demand; provided further, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement with respect to such registration and (ii) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Demand Initiating Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced; provided, further that if a Demand Initiating Holder is unable to include in the requested registration at least 90% of the Registrable Securities initially proposed to be included by such Demand Initiating Holder pursuant to such registration, such registration shall neither constitute a Demand Registration nor count against such Demand Initiating Holder’s limit of Demand Registrations under Section 3(a) if such Demand Initiating Holder withdraws its demand for registration.

(g)           Selection of Underwriters.  If an offering of Registrable Securities made pursuant to any Demand Registration or Short-Form Registration is in the form of an underwritten public offering, the holders of a majority of the Registrable Securities being offered by all of the Initiating Holders shall select the Approved Underwriter.

4.           Incidental or “Piggy-Back” Registration.

(a)           Request for Incidental or “Piggy-Back” Registration.  At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement with respect to an offering of any class of equity securities by the Company for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any stockholder of the Company (other than for the account of any Holder pursuant to Section 3 or Section 5), then the Company shall give written notice of such proposed filing to all of the Holders at least 10 days before the anticipated filing date, and such notice shall describe the proposed registration, offering price (or reasonable range thereof) and distribution arrangements, and offer such Holder the opportunity to register the number of Registrable Securities as each such Holder may request (an “Incidental Registration”).  In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering, the Company shall, within 10 days after the notice provided for in the preceding sentence, cause the managing underwriter or underwriters (the “Company Underwriter”) to permit each such Holder who has so requested in writing to participate in the Incidental Registration to include the number of such Holder’s Registrable Securities specified by such Holder in such offering on the same terms and conditions as the securities of the Company or for the account of such other stockholder, as the case may be, included therein.  In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering, the Company shall not be required to include any Registrable Securities in such underwritten public offering unless the Holders thereof accept the terms of the underwritten public offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter advises the Company and the requesting Holders in writing will not jeopardize the success of the offering by the Company or such other stockholders, as applicable.  If the Company Underwriter advises the Company and the requesting Holders that the registration of all or part of the Registrable Securities which the Holders have requested to be included exceeds the number of securities which can be sold in such offering within a price range acceptable to the Company or such other stockholders, as applicable, then the Company shall include in such Incidental Registration only the aggregate amount of Registrable Securities that the Company Underwriter believes may be sold, if any, and shall include in such registration, first, all of the securities to be offered for the account of the Company or such other stockholders, as applicable, second, the Registrable Securities to be offered for the account of the Holders pursuant to this Section 4(a), as a group, pro rata based on the number of Registrable Securities owned by each such Holder and, third, any other securities requested to be included in such offering.  Notwithstanding the foregoing, in the event the aggregate number of Registrable Securities included in such Incidental Registration is greater than the aggregate number of equity securities being sold by the Company for its own account, then the holders of a majority of the Registrable Securities being offered by all of the participating Holders shall select the Company Underwriter.

(b)           IPO Sales.  If any Holder is permitted to offer Registrable Securities in connection with the Initial Public Offering, then each of the other Holders will be entitled to offer their Registrable Securities in connection with the Initial Public Offering pursuant to this Section 4(b).  In the event that any Holder will be permitted to offer Registrable Securities in connection with the Initial Public Offering, the Company shall (i) as early as reasonably practicable, provide each Holder specified in the previous sentence with written notice of such fact, which notice shall specify the name(s) of the Holder(s) that will be permitted to offer Registrable Securities in connection with the Initial Public Offering and the intended method of disposition of such Registrable Securities and (ii) subject to Section 3(f), include in the Registration Statement filed in connection with the Initial Public Offering all of the Registrable Securities requested by such Holders for inclusion in such Registration Statement from whom the Company has received a written request for inclusion therein within 10 days after the receipt by such Holders of such written notice referred to in clause (i) above.  Each such request by such Holders shall specify the number of Registrable Securities proposed to be registered.  The failure of any Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 4(b).  Any Holder may waive its rights under this Section 4(b) prior to the expiration of such 10-day period by giving written notice to the Company.  If a Holder sends the Company a written request for inclusion of part or all of such Holder’s Registrable Securities in the Initial Public Offering, such Holder shall be entitled to withdraw such request by giving written notice to the Company of its intention to withdraw from such registration; provided, however, that such request for withdrawal must be made in writing prior to the earlier of the execution of the underwriting agreement with respect to such registration.  If the Company Underwriter advises the Company and the requesting Holders that the registration of all or part of the Registrable Securities which the Holders have requested to be included exceeds the number of securities which can be sold in such offering within a price range acceptable to the Company, then the Company shall include in the Initial Public Offering only the aggregate amount of Registrable Securities, if any, that the Company Underwriter believes may be sold and shall include in such registration, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Holders pursuant to this Section 4(b), as a group, pro rata based on the number of Registrable Securities owned by each such Holder; and third, any other securities requested to be included in the Initial Public Offering.

5.           Shelf Registration.

(a)           Request for Shelf Registration.  Each of the Centerbridge Parties, the Paulson Parties and the Blackstone Parties will have the right (collectively, the “Shelf Initiating Holders”) to make a written request that the Company register, under the Securities Act on Form S-1, or Form S-3 so long as the Company is a Seasoned Issuer, in an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act, the sale of all or a portion of the Registrable Securities owned by such Shelf Initiating Holders (a “Shelf Registration”).  For the avoidance of doubt, a Shelf Registration on Form S-1 shall constitute a Demand Registration and shall count against a Shelf Initiating Holder’s limit of Demand Registrations under Section 3(a) and a Shelf Registration on Form S-3 shall not constitute a Demand Registration. Upon receipt of a request for a Shelf Registration, the Company shall give written notice of such request to all of the Holders (other than the Shelf Initiating Holders) as promptly as practicable but in no event later than five days after the receipt of a request for a Shelf Registration, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request in writing to the Company, given within 10 days after their receipt from the Company of the written notice of such Shelf Registration; provided, however, notwithstanding any other provision herein, the Company may file such Shelf Registration during the 10-day period but in no event shall the Company cause such Shelf Registration to be declared effective prior to the expiration of such 10-day period.  The “Plan of Distribution” section of such Form S-1 or Form S-3, as applicable, shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, Hedging Transactions and sales not involving a public offering.  With respect to each Shelf Registration, the Company shall (i) as promptly as practicable after the written request of the Shelf Initiating Holders, file a Registration Statement and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable, but in any event not later than 60 days after it receives a request therefor (unless the Registration Statement relating to such request would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case for each of (i) and (ii), promptly after such financial statements are available), and remain effective until there are no longer any Shelf Registered Securities.  The Company’s obligations set forth in this Section 5(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities of the Holders in accordance with Section 5(e) and has otherwise complied with its obligations pursuant to this Agreement.

(b)           Shelf Underwriting Procedures.  Upon written request by a Holder of Shelf Registered Securities (the “Shelf Requesting Holder”), which request shall specify the amount of such Shelf Requesting Holder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall use its reasonable best efforts to cause the sale of such Requested Shelf Registered Securities to be in the form of a firm commitment underwritten public offering (an “Underwritten Shelf Takedown”) (unless otherwise consented to by the Shelf Requesting Holder) if the aggregate offering price of the Registrable Securities to be sold in such offering (including piggyback shares and before deduction of any underwriting discounts or commissions) is reasonably expected to be at least $50 million.  The managing underwriter or underwriters selected for such offering shall be selected pursuant to Section 3(g) above, and each such underwriter shall be deemed an Approved Underwriter with respect to such offering.  The Company shall, as soon as practicable after its receipt of a request to effect a sale of the Requested Shelf Registered Securities, give written notice thereof to all the Holders, provided that in no event shall such notice be given later than 5:00 pm, New York City time, on the earlier of (i) the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for the relevant Underwritten Shelf Takedown is expected to be finalized, and (ii) the second trading day prior to the date on which the pricing of the relevant Underwritten Shelf Takedown occurs.  Any Holder wishing to participate in an Underwritten Shelf Takedown must give written notice thereof to the Company and the Shelf Requesting Holder(s), which notice shall specify the number of its Shelf Registered Securities such Holder seeks to have included in such Underwritten Shelf Takedown and shall be given no later than 5:00 pm, New York City time, on the earlier of (x) the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for the relevant Underwritten Shelf Takedown is expected to be finalized, and (y) the trading day prior to the date on which the pricing of the relevant Underwritten Shelf Takedown occurs.  If the Approved Underwriter advises the Company that the aggregate amount of such Shelf Registered Securities requested to be included in such underwritten offering exceeds the number of securities which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included, then the Company shall include in such offering only the aggregate amount of Shelf Registered Securities that the Approved Underwriter believes may be sold in the following order of priority: first, the Shelf Registered Securities requested to be included in such Underwritten Shelf Takedown by the Holders (including the Shelf Requesting Holders), as a group, pro rata based on the number of Registrable Securities owned by each such Holders; and second, the Shelf Registered Securities offered by the Company for its own account, if any. Notwithstanding the foregoing, in connection with any offering of Requested Shelf Registered Securities involving an underwritten public offering that occurs or is scheduled to occur within 30 days of a proposed registered underwritten public offering of equity securities for the Company’s own account (a “Contemporaneous Company Offering”), the Company shall not be required to cause such offering of Requested Shelf Registered Securities to take the form of an underwritten public offering but shall instead offer the Shelf Requesting Holder the ability to include its Requested Shelf Registered Securities in the Contemporaneous Company Offering pursuant to Section 4.

(c)           Limitations on Shelf Registrations.

(i)           If the Board has an MNPI Reason, (x) the Company may postpone filing a Registration Statement relating to a Shelf Registration until such MNPI Reason no longer exists and (y) in case a Registration Statement has been filed relating to a Shelf Registration, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement or may suspend other required registration actions under this Agreement. The Company shall promptly give written notice to all Holders participating in such registration of its determination to postpone, withdraw or postpone amending or supplementing a Registration Statement and of the fact that the MNPI Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be entitled to postpone, withdraw or postpone amending or supplementing a filing under this Section 5(c)(i) due to a MNPI Reason more than two times in any 12-month period and in no event shall the aggregate duration of all MNPI Reason Suspension Periods within a 12-month period exceed 180 days.

(ii)           If the Board has a Valid Business Reason, (x) the Company may postpone filing a Registration Statement relating to a Shelf Registration until such Valid Business Reason no longer exists and (y) in case a Registration Statement has been filed relating to a Shelf Registration, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement or may suspend other required registration actions under this Agreement. The Company shall promptly give written notice to all Holders participating in such registration of its determination to postpone, withdraw or postpone amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be entitled to postpone, withdraw or postpone amending or supplementing a filing under this Section 5(c)(ii) due to a Valid Business Reason more than one time in any 12-month period for no more than 60 days.

(iii)           Notwithstanding the foregoing or anything else contained herein, in no event shall the aggregate duration of all MNPI Reason Suspension Periods and Valid Business Reason Suspension Periods pursuant to Section 3(c) and/or Section 5(c) within a 12-month period exceed 180 days.

(d)           Additional Selling Stockholders.  After the Registration Statement with respect to a Shelf Registration becomes effective, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is a Seasoned Issuer or Well-Known Seasoned Issuer, or if such Registration Statement is an Automatic Shelf Registration Statement, file a Prospectus supplement to include such Holders as selling stockholders in such Registration Statement or (ii) if it is not a Seasoned Issuer or Well-Known Seasoned Issuer, and the Registrable Securities requested to be registered represent more than 10% of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement to include such Holders in such Shelf Registration and use reasonable best efforts to have such post-effective amendment declared effective.

(e)           Automatic Shelf Registration.  When the Company becomes a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as practicable but in no event later than five Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities held by the Holders in accordance with the terms of this Agreement.  The Company shall use its reasonable best efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 15 Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities held by the Holders.  The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter.  At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), the Company shall (A) give written notice thereof to all of the Holders as promptly as practicable but in no event later than 10 Business Days prior to such Determination Date, and (B) the Company shall, within 30 days after such Determination Date, (x) if the Company is a Seasoned Issuer, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 5(a), treating all selling stockholders identified as such in the Automatic Shelf Registration Statement (and amendments or supplements thereto) as Shelf Requesting Holders and use all reasonable best efforts to have such Registration Statement declared effective prior to the Determination Date, or (y) if Form S-3 is not available to the Company, file a Registration Statement on another appropriate form covering all of the Registrable Securities and use all reasonable best efforts to have such Registration Statement declared effective prior to the Determination Date.  Any registration pursuant to clause (x) of the preceding sentence shall be deemed a Shelf Registration for purposes of this Agreement.

(f)           Shelf Reload.  Upon the written request of the Shelf Initiating Holders, the Company shall file and seek the effectiveness of a post-effective amendment to an existing Shelf Registration in order to register up to the number of Registrable Securities previously taken down off such shelf and not yet “reloaded” onto such shelf. The Shelf Initiating Holders and the Company shall consult and coordinate with each other in order to accomplish such replenishments from time to time in a sensible manner.

(g)           Not a Demand Registration.  Other than as specified in Section 5(a), no Shelf Registration pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6.           Holdback Agreements.

(a)           Holder Holdback Agreements.  To the extent requested by an Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Holder agrees (i) not to effect any Transfer of any Registrable Class Securities or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities, and (ii) not to grant any option to purchase or enter into any Hedging Transactions or similar transactions with the same economic effect as a sale of any Registrable Class Securities, in each case, (A) during the period beginning on the IPO Effectiveness Date and ending on the date that is 180 days thereafter, except as part of such Initial Public Offering, and (B) for 90 days from the effective date of the Registration Statement (or the date of the prospectus or prospectus supplement in the case of Underwritten Shelf Takedowns) for any subsequent underwritten public offering, except as part of such underwritten public offering (each, a “Holdback Period”); provided, however, that if (1) during the last 17 days of a Holdback Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of a Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of a Holdback Period, then in each case such Holdback Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Approved Underwriter or the Company Underwriter waives, in writing, such extension; provided, further that nothing in this Section 6(a) shall restrict any Holder from making a gift of such Holder’s Registrable Securities or restrict a Holder that is an entity from making a distribution of Registrable Securities to the partners, members or stockholders of such Holder or restrict any Holder from making a Transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as in each case such donees, distributees or Transferees agree to be bound by the restrictions set forth in this Section 6(a); and provided, further that the restrictions set forth in this Section 6(a) shall not apply to securities acquired in the public market following the Company’s Initial Public Offering.  Upon request by the Approved Underwriter or the Company Underwriter (as the case may be), each Holder shall enter into customary holdback agreements (“Holdback Agreements”) on terms consistent with the preceding sentence so long as (x) all Holders owning an equal or greater number of Registrable Securities are likewise required to enter into such an agreement and (y) such Holdback Agreements are no more restrictive than any Holdback Agreement requested by the Approved Underwriter or the Company Underwriter, as the case may be, with respect to the Company.

(b)           Company Holdback Agreements.

(i)           With respect to any Demand Registration or Short-Form Registration, the Company shall not (except as part of such Demand Registration or Short-Form Registration), unless waived by the Approved Underwriters or the Company Underwriter (as the case may be), effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for Registrable Class Securities (except pursuant to a Registration Statement on Form S-4 or S-8), (A) during the period beginning on the IPO Effectiveness Date and ending on the date that is 180 days thereafter, except as part of such Initial Public Offering and (B) for 90 days from the effective date of the Registration Statement for any subsequent underwritten public offering, except as part of such Demand Registration or Short-Form Registration; provided, however, that if (1) during the last 17 days of a Holdback Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of a Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of a Holdback Period, then in each case such Holdback Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Approved Underwriter or the Company Underwriter waives, in writing, such extension.  Upon request by the Approved Underwriter or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into Holdback Agreements on terms consistent with the preceding sentence.

(ii)           With respect to any Shelf Registration and offering of Requested Shelf Registered Securities that takes the form of an underwritten public offering, the Company shall not (except as part of such offering), unless waived by the Approved Underwriter or the Company Underwriter (as the case may be), effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities (except pursuant to a Registration Statement on Form S-4 or S-8), during the period beginning on the date the Shelf Requesting Holder delivers its request pursuant to the first sentence of Section 5(b) and ending on the date that is 90 days after the date of the underwritten public offering, except as part of such Shelf Registration.  Upon request by the Approved Underwriter or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into Holdback Agreements on terms consistent with the preceding sentence.

(c)           Additional Holdback Agreements.  With respect to each relevant offering, the Company shall use its reasonable best efforts to cause all of its executive officers and directors (and managers, if applicable) to execute holdback agreements that contain restrictions that are no less restrictive than the restrictions contained in the Holdback Agreements executed by the Holders.

(d)           Third Party Beneficiaries in Holdback Agreements.  Any Holdback Agreements executed by the Holders pursuant to this Section 6 shall contain provisions naming the Company as an intended third-party beneficiary thereof and requiring the prior written consent of the Company for any amendments thereto or waivers thereof.  Any holdback agreements executed by the Company’s officers or directors (and managers, if applicable) shall contain provisions naming the selling stockholders in the relevant offering that are Holders as intended third-party beneficiaries thereof and requiring the prior written consent of such stockholders holding a majority of the Registrable Securities for any amendments thereto or waivers thereof.

7.           Registration Procedures.

(a)           Obligations of the Company.  Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as practicable, and in connection with any such request or requirement, the Company shall:

(i)           as promptly as reasonably practicable (but in no event later than 60 days after a request for a Demand Registration on Form S-1 or 30 days after a request for a Demand Registration, Short-Form Registration or Shelf Registration on Form S-3), prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof (unless the Registration Statement relating to such request would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case, promptly after such financial statements are available), and use reasonable best efforts to cause such Registration Statement to become effective;

(ii)           before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any documents incorporated by reference therein), or before using any Issuer Free Writing Prospectus, the Company shall provide each seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any managing underwriter and its counsel (collectively, the “Inspectors”) with (A) copies of all such documents proposed to be filed (including all exhibits thereto and each document incorporated by reference therein) and such other documents reasonably requested by such Holders, Holders’ Counsel or any other Inspector, and (B) an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Issuer Free Writing Prospectus to be filed with the SEC;

(iii)           notify the Holders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of the effectiveness of each Registration Statement and of any stop order issued or threatened by the SEC and take all actions required to prevent the entry of such stop order or to remove it if entered;

(iv)           use reasonable best efforts to keep each Registration Statement continuously effective during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (A) 180 days and (B) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, that in the case of a Shelf Registration, the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement shall have been sold or have otherwise ceased to be Registrable Securities, and shall comply with the provisions of the Securities Act (including by preparing and filing with the SEC any Prospectus or supplement to be used in connection therewith) with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(v)           furnish without charge to each seller of Registrable Securities and each underwriter, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (other than exhibits, documents that are incorporated by reference and such documents that are otherwise publicly available on EDGAR), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed pursuant to Rule 424 promulgated under the Securities Act and any Issuer Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such offer;

(vi)           unless any Registrable Securities shall be in book-entry form only, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws), and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may request at least two (2) Business Days before any sale of Registrable Securities;

(vii)           use reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things that may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(vii), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(viii)           use reasonable best efforts to promptly cause any Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental entity within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(ix)           promptly notify each seller of Registrable Securities, Holders’ Counsel and each managing underwriter: (A) when a Prospectus, any Prospectus supplement, any Issuer Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement is proposed to be or has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus or Issuer Free Writing Prospectus or for additional information; (C) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (E) of the existence of any fact or happening of any event that makes any statement of a material fact in such Registration Statement, related Prospectus or Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Issuer Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) of the determination by counsel of the Company that a post-effective amendment to a Registration Statement is advisable;

(x)           as soon as commercially practicable, upon the occurrence of any event contemplated by Section 7(a)(ix)(E) or, subject to Sections 3(c) and 5(c), the existence of an MNPI Reason or a Valid Business Reason, as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus or Issuer Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement, Prospectus or Issuer Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xi)           in connection with any underwritten offering, enter into and perform under customary agreements (including underwriting and indemnification and contribution agreements in customary form with the Approved Underwriter or the Company Underwriter, as applicable) and take such other commercially reasonable actions as the Holders of a majority of the Registrable Securities being sold or the managing underwriter, if any, reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities and provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable (taking into account the needs of the Company’s businesses and the responsibilities of such officers with respect thereto and the requirement of the marketing process), and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements; provided, however, that the Company shall have no obligation to participate in more than one “road show” consisting of meetings over three or more days for each of the Centerbridge Parties, the Paulson Parties and the Blackstone Parties in any 12-month period;

(xii)           make available at reasonable times for inspection by any Inspector all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.  Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company) unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company and such knowledge is adequately demonstrated to the Company upon request or has been made generally available to the public.  Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(xiii)           if any Registration Statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder;

(xiv)           if such sale is pursuant to an underwritten public offering, use its reasonable best efforts to obtain and cause to be furnished to each Holder of Registrable Securities included in such underwritten public offering and the managing underwriter(s) a signed counterpart of (A) a cold “comfort” letter (and additional cold “comfort” letters in the case of acquired entities whose financial information is in any registration statement or prospectus) dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants (and such other accountants in the case of acquired entities whose financial information is in any registration statement or prospectus) in customary form and covering such matters of the type customarily covered by “comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests; and (B) a legal opinion of counsel representing the Company for the purposes of such registration, addressed to the relevant underwriters and/or such sellers of Registrable Securities, in each case in customary form and covering such matters of the type customarily covered by such letters and as the managing underwriters, if any, and/or Holders of a majority of the Registrable Securities included in such underwritten offering may reasonably request.

(xv)           with respect to each Free Writing Prospectus, the preliminary Prospectus and all other information, in each case, with respect to such offering of securities, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of such securities at the time of sale of such securities (including a contract of sale), ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review and comment of Holders’ Counsel;

(xvi)           within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Free Writing Prospectuses with the SEC;

(xvii)           within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xviii)           comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xix)           use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which Registrable Class Securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xx)           keep Holders’ Counsel advised as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 and provide Holders’ Counsel with all correspondence with the SEC in connection with any such Registration Statement;

(xxi)           cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(xxii)           use reasonable best efforts to take all other steps deemed reasonably necessary in the reasonable judgment of the Company to effect the registration and disposition of the Registrable Securities contemplated hereby.

Notwithstanding anything contained herein to the contrary, the Company shall be obligated to register Registrable Securities of a Holder in a Shelf Registration Statement or in a Registration Statement on Form S-3 only to the extent permitted by applicable securities laws.

(b)           Seller Obligations.  In connection with any offering under any Registration Statement under this Agreement, each Holder that has requested inclusion of its Registrable Securities in any Registration Statement:

(i)           shall furnish to the Company in writing such information with respect to such Holder and the intended method of disposition of its Registrable Securities as the Company may reasonably request and as may be required by law for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading; and

(ii)           shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities.

(c)           Notice to Discontinue.  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(ix)(E), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 7(a)(x) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or Issuer Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice.  If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 7(a)(iv)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(ix)(E) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by and meeting the requirements of Section 7(a)(x).

(d)           Registration Expenses.

(i)           The Company shall pay all fees, costs and expenses arising from or incident to its performance of, or compliance with, this Agreement (including all expenses in connection with a Demand Registration, Short-Form Registration, Incidental Registration or Shelf Registration), including (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company, any necessary counsel retained by the Company with respect to state securities law matters and of its independent public accountants and any other accountant, and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “comfort” letters or any special audits incident to or required by any registration or qualification), (v) the cost of any aircraft chartered in connection with any underwritten offering unless otherwise agreed with the Approved Underwriter or the Company Underwriter, as applicable and (vi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or Shelf Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective.  All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.”

(ii)           The Company shall reimburse or pay, as the case may be, the Holders of Registrable Securities included in such registration for the reasonable charges and expenses incurred by such Holders, including the reasonable legal fees and out-of-pocket expenses of one counsel and one local counsel selected and retained by the Holders holding a majority of Registrable Securities being registered in such registration (“Holders’ Counsel”) within a reasonable period of time not to exceed 45 days after the Company’s receipt of an invoice approved by such Holders.

(iii)           The Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission and transfer taxes and other fees relating to the registration and sale of such Holders’ Registrable Securities and, subject to clause (ii) above, shall bear the fees and expenses of their own counsel.

(e)           Hedging Transactions.

(i)           The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Holders’ Counsel, it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or Transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Company shall use its reasonable best efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or Transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities.  Any information provided by the Holders regarding the Hedging Transaction that is included in a Registration Statement, Prospectus or Issuer Free Writing Prospectus pursuant to this Section 7(e) shall be deemed to be information provided by the Holders selling Registrable Securities pursuant to such Registration Statement for purposes of Section 7(b).

(ii)           All Registration Statements in which Holders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 7(e).  The Hedging Counterparty shall be selected by the Holders of a majority of the Registrable Class Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

(iii)           If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

(iv)           The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable SEC regulations and is consistent with comments received from the SEC during any SEC review of the Registration Statement), language substantially in the form of Schedule A hereto and to include in each Prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Holders and the Hedging Counterparty describing such Hedging Transaction.

(v)           In connection with a Hedging Transaction, each Hedging Counterparty shall be treated in the same matter as a managing underwriter for purposes of Section 7.

8.           Indemnification; Contribution.

(a)           Indemnification by the Company.  The Company shall indemnify and hold harmless each Holder, all Affiliates of each Holder, and each of their respective stockholders, partners (general and limited), members, managers, directors, officers, Affiliates, employees, fiduciaries, agents and advisors, and each Person who controls (within the meaning of Section 15 of the Securities Act) such Holder as well as each Company Underwriter or Approved Underwriter and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act) such Company Underwriter or Approved Underwriter from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigating, defending against or appearing as a third-party witness in connection with any losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof and reasonable attorneys’ fees and out-of-pocket expenses) (each, a “Liability”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement pursuant to which Registrable Securities were registered or a Prospectus or a Issuer Free Writing Prospectus or in any amendment or supplement to such Registration Statement, Prospectus or a Issuer Free Writing Prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus or Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises (A) out of or is based upon an untrue or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder (including the information provided pursuant to Section 7(b)(i)) expressly for use therein) or (B) out of sales of Registrable Securities made during a period specified in, and after notice is given pursuant to, Section 3(c) or Section 5(c).]

(b)           Indemnification by Holders.   In connection with any offering in which a Holder is participating pursuant to Section 3, 4 or 5, such Holder shall indemnify and hold harmless the Company, its directors, managers and officers, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) from and against any and all Liabilities arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement pursuant to which Registrable Securities were registered or a Prospectus, a Holder Free Writing Prospectus or an Issuer Free Writing Prospectus included in any such Registration Statement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus, Holder Free Writing Prospectus or Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, to make the statements therein not misleading, in each case, to the extent (except with respect to a Holder Free Writing Prospectus) such Liabilities arise out of or are based upon written information furnished by such Holder or on such Holder’s behalf expressly for inclusion therein (including the information provided pursuant to Section 7(b)(i)) and is so included in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder; provided, however, that the obligation to indemnify shall be several, not joint and several, for each Holder and the total amount to be indemnified by such Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering to which the Registration Statement, Prospectus,  Holder Free Writing Prospectus or Issuer Free Writing Prospectus relates.

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder (the “Indemnified Party”) shall give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party forfeits substantive rights or defenses by reason of such failure).  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party within a reasonable time after receipt by the Indemnifying Party of the notice of such action or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party.  In any case specified in sub-clause (A) or (B) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the written consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

(d)           Contribution.  If for any reason the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein (other than as a result of the exceptions contained in the provisos to Sections 8(a) and 8(b), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.           Exchange Act Reporting and Rule 144.  The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any of the Holders, make publicly available other information for so long as necessary to permit sales of Registrable Securities pursuant to Rule 144 promulgated under the Securities Act) and (b) take such further action as each Holder may reasonably request (including providing any information necessary to comply with Rule 144 promulgated under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or Regulation S promulgated under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the SEC.  The Company shall, upon the request of any Holder, deliver to such Holder a written statement as to whether it has complied with such requirements.

10.           Miscellaneous.

(a)           Conversions, Mergers, Recapitalizations, Exchanges, etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, the shares of Class B Common Stock and Paired Share Units and (ii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock, the shares of Class B Common Stock or Paired Share Units, as the case may be, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b)           No Inconsistent Agreements.  The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities that are prior in right to or inconsistent with the rights granted in this Agreement.

(c)           Remedies.  The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to equitable relief, including injunctive relief and specific performance, and to enforce their rights under this Agreement, without need for a bond.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate or that there is need for a bond.

(d)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Holders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by the Centerbridge Parties, the Paulson Parties and the Blackstone Parties; provided, however, that no amendment, modification or supplement to this Agreement may materially adversely affect the rights of any Holder in a disproportionate manner unless consented to in writing by such Holder.  Any such written consent shall be binding upon the Company and all of the Holders.

(e)           Notices.  All notices, demands and other communications (each, a “Notice”) provided for or permitted hereunder shall be made in writing and shall be given or made by personal hand-delivery, by facsimile transmission, by electronic mail, or by a nationally recognized courier service (next day delivery requested), as follows:

(i)           if to the Company:

Extended Stay America, Inc.
11525 N. Community House Road, Suite 100
Charlotte, North Carolina 28277
Attn: General Counsel
Fax:  (980) 335-3089

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Stuart Gelfond
Fax:  (212) 859-4000

(ii)           if to ESH REIT

ESH Hospitality, Inc.
11525 N. Community House Road, Suite 100
Charlotte, North Carolina 28277
Attn: General Counsel
Fax: (980) 335-3089

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Stuart Gelfond
Fax:  (212) 859-4000

(iii)          if to the Centerbridge Parties:

Centerbridge Partners, L.P.
375 Park Avenue
New York, New York 10152
Attn: William D. Rahm
Fax: (212) 672-5001

With a copy (which shall not constitute notice) to:

Centerbridge Partners, L.P.
375 Park Avenue
New York, New York 10152
Attn: General Counsel
Fax: (212) 672-4501

(iv)           if to the Blackstone Parties:

The Blackstone Group
345 Park Avenue
New York, New York 10154
Attention: A.J. Agarwal
Facsimile No.: (212) 583-5725

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:  Joshua Bonnie
Fax:   (212) 455-2502

(v)           if to the Paulson Parties:

Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: Michael Barr
Facsimile No.: (212) 351-5892

With a copy (which shall not constitute notice) to:

Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: General Counsel
Facsimile No.: (212) 977-9505

(vi)          if to any other Holder, at its address as it appears on the record books of the Company.

Each Notice shall be deemed to be delivered (i) if delivered by hand, when delivered at the address specified in this Section 10(e), (ii) if delivered by a nationally recognized overnight courier service, on the date of delivery by such courier service, and (iii) if given by facsimile or electronic mail, when such facsimile or electronic mail is received by the recipient thereof prior to 5 p.m. at the place of receipt on a day that is a Business Day at the place of receipt.  Notwithstanding the foregoing, no Notice shall be deemed ineffective because of refusal of delivery to the address specified for the giving of such Notice in accordance herewith.  Notice shall be effective only upon receipt or refusal of receipt after delivery in accordance with the methods set forth in this Section 10(e).

(f)           Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.  This Agreement and the rights hereunder with respect to any Registrable Security shall be Transferred to any Person who is the Transferee of such Registrable Security, without the consent of the Company, provided, that, any such Transfer constitutes more than 5.0% of the outstanding Paired Share Units.  At the time of the Transfer of any Registrable Security as contemplated by this Section 10(f), such Transferee shall execute and deliver to the Company an instrument, in form and substance reasonably satisfactory to the Company, to evidence its agreement to be bound by, and to comply with, this Agreement as a Holder.  All of the obligations of the Company hereunder shall survive any such Transfer.  Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g)           Governing Law; Consent To Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE ANY COURT OF THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE AFFAIRS OF THE COMPANY.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(h)           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE, WHETHER IN WHOLE OR IN PART, UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i)           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(j)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(k)           Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(l)           Other Agreements.  Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the Transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

(m)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(n)           Termination.  The obligations of the Company and of any holders of the Company’s securities that have rights under this Agreement, other than those obligations contained in Section 8, shall terminate with respect to the Company and any such holder if such holder no longer holds any Registrable Securities.  Notwithstanding anything to the contrary contained herein, this Agreement will terminate at any time by a written instrument signed by each Investor.

(o)           Withdrawal Right.  If, at any time, an Investor shall cease to hold at least 5.0% of the outstanding Paired Share Units, such Investor shall have the option to withdraw from this Agreement and shall be treated as if not a party hereto, other than with respect to those obligations contained in Section 8 with respect to the Company and such Investor, which shall continue.  Any such withdrawal pursuant to this Section 10(o) shall be deemed to be made pursuant to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

EXTENDED STAY:

EXTENDED STAY AMERICA, INC.

By:	/s/ Ross W. McCanless
Name: Ross W. McCanless
Title: Chief Legal Officer, General Counsel and Secretary

ESH REIT:

ESH HOSPITALITY, INC.

By:	/s/ Ross W. McCanless
Name: Ross W. McCanless
Title: Chief Legal Officer and Secretary

CENTERBRIDGE PARTIES:

CENTERBRIDGE CREDIT PARTNERS, L.P.

BY: CENTERBRIDGE CREDIT PARTNERS GENERAL PARTNER, L.P., its general partner

BY: CENTERBRIDGE CREDIT GP INVESTORS, L.L.C., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Senior Managing Director

CENTERBRIDGE CREDIT PARTNERS TE INTERMEDIATE I, L.P.

BY: CENTERBRIDGE CREDIT PARTNERS GENERAL PARTNER, L.P., its general partner

BY: CENTERBRIDGE CREDIT GP INVESTORS, L.L.C., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Senior Managing Director

CENTERBRIDGE CREDIT PARTNERS OFFSHORE INTERMEDIATE III, L.P.

BY: CENTERBRIDGE CREDIT PARTNERS OFFSHORE GENERAL PARTNER, L.P., its general partner

BY: CENTERBRIDGE CREDIT OFFSHORE GP INVESTORS, L.L.C., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Senior Managing Director

CENTERBRIDGE CAPITAL PARTNERS AIV VI-A, L.P.

BY: CENTERBRIDGE CREDIT ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE GP INVESTORS, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Senior Managing Director

CENTERBRIDGE CAPITAL PARTNERS AIV VI-B, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE GP INVESTORS, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Senior Managing Director

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC AIV I, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE GP INVESTORS, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Senior Managing Director

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE GP INVESTORS, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Senior Managing Director

PAULSON PARTIES:

ESA RECOVERY ACQUISITION, LLC

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE, L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE II L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS, L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS II L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS PEQ1 LTD

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS II LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES, L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES IV L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES PEQ1 LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES II PEQ1 LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES IV LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON RECOVERY FUND, LP

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON RECOVERY FUND II LP

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON RECOVERY PEQ1 LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON RECOVERY II FUND LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON INTERNATIONAL LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ENHANCED LTD.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PCO EN LLC

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PCO PP LLC

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

BLACKSTONE PARTIES:

BLACKSTONE REAL ESTATE PARTNERS VI.A-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.B-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.C-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS (AIV) VI-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.TE.1-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.TE.2-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.F-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

BLACKSTONE REAL ESTATE HOLDINGS VI L.P.

BY: BREP VI SIDE-BY-SIDE GP L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Authorized Signatory

SCHEDULE A

Plan of Distribution

A selling stockholder may also enter into hedging and/or monetization transactions.  For example, a selling stockholder may:

(a)
enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of the common stock under this prospectus, in which case the other party may use shares of common stock received from the selling stockholder to close out any short positions;

(b)	itself sell short common stock under this prospectus and use shares of common stock held by it to close out any short position;

(c)
enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer that common stock under this prospectus; or

(d)
loan or pledge common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.